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                                                                    EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                                   One Market
                         Spear Street Tower, Suite 1600
                            San Francisco, CA 94105
                              Tel: (415) 947-2000


                                                                   May 24, 2000




Heska Corporation
1613 Prospect Parkway
Fort Collins, CO 80525


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Heska Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,500,000 shares of the Company's Common Stock issuable pursuant to the Company's 1997 Stock Incentive Plan (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,



                                         /s/  WILSON SONSINI GOODRICH & ROSATI